Exhibit 10.1

ELEVENTH AMENDMENT TO LOAN AGREEMENT

This ELEVENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of the 14 day of June, 2022, by and among MidCap Business Credit LLC, a Texas limited liability company, the secured party hereunder (hereinafter called “Lender”), BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (together with its successors and permitted assigns, “Borrower”), R. L. DRAKE HOLDINGS, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Drake”), and BLONDER TONGUE FAR EAST, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Far East”). Each of Borrower, Drake and Far East are individually referred to herein as a “Loan Party” and individually, collectively, jointly and severally, the “Loan Parties”.

WHEREAS, the Loan Parties and Lender have entered that Loan and Security Agreement (All Assets) dated as of October 25, 2019, as amended by that certain Consent and Amendment to Loan Agreement and Loan Documents, dated as of April 7, 2020, that certain Second Amendment to Loan Agreement, dated as of January 8, 2021, that certain Third Amendment to Loan Agreement, dated as of June 14, 2021, that certain Fourth Amendment to Loan Agreement, dated as of July 30, 2021, that certain Fifth Amendment to Loan Agreement, dated as of August 2, 2021, that certain Sixth Amendment to Loan Agreement, dated as of December 15, 2021, that certain Seventh Amendment to Loan Agreement, dated as of February 11, 2022, that certain Eight Amendment to Loan Agreement, dated as of March 3, 2022, that certain Ninth Amendment to Loan Agreement, dated as of April 5, 2022, and that certain Tenth Amendment to Loan Agreement dated as of May 5, 2022 (as amended, the “Loan Agreement”).

WHEREAS, Borrower has requested that the Loan Agreement be amended as provided herein, and Lender is willing to make such modifications to the Loan Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by the Loan Parties and Lender from a continuing relationship under the Loan Agreement and Loan Documents and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)	Definition of Borrowing Base - Section 5(c). The definition of Borrowing Base in Section 5(c) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

“(c) The term “Borrowing Base” as used herein shall mean the sum of the following:

(1)  up to eighty-five percent (85%) of the unpaid face amount of Qualified Accounts (as defined below), PLUS

(2) the lesser of (I) the sum of (A) eighty-five percent (85%) of the Net Orderly Liquidation Value of all Eligible Inventory (as defined below), which such Net Orderly Liquidation Value shall be reset on an annual basis in connection with the updated appraisals obtained in connection herewith, plus (B) until July 1, 2022, at which time on such date this subclause (2)(I)(B) shall be $0, the lesser of (i) $113,500, and (ii) twelve percent (12%) of the value of all Eligible WIP Inventory (with “Eligible WIP Inventory” being Inventory that would have otherwise been Eligible Inventory but for the sole fact that it is work-in-process), or (II) $2,500,000, PLUS

(3) an over-advance facility in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000), which such amount shall, commencing on July 1, 2022 and continuing on the first Business Day of each succeeding calendar month, reduce by $50,000 per month until such amount reaches $0 (the “Over-Advance Facility”), PLUS

(4) subject to the approval of Lender in its sole and unfettered discretion, an over-advance facility in an amount up to One Million and 00/100 Dollars ($1,000,000.00) (the “2022 Over-Advance Facility”), LESS

(5) the Borrowing Base Reserve (as defined below).”

(b)	Minimum EBITDA- Section 15(q). Section 15(q) of the Loan Agreement is hereby deleted in its entirety.

(c)	Definitions - Section 22(p). Section 22(p) of the Loan Agreement is hereby amended to delete the following defined terms in their entirety: “EBITDA”, “Minimum EBITDA Covenant Trigger Event”, and “Permitted EBITDA Add-Back Amount”.

(d)	Exhibits. Exhibit 3 to the Loan Agreement (Form of Compliance Certificate) is hereby restated with the Exhibit 3 attached hereto.

3. Amendment Fee. Borrower agrees to pay Lender as of the date hereof a fully earned, non-refundable fee in the amount of $2,500 in consideration of the execution by Lender of this Amendment (“Amendment Fee”).

4. Conditions to Closing. The willingness of Lender to enter into this Amendment shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(a)	This Amendment properly executed and delivered,

(b) Payment by Borrower of the Amendment Fee, and

(c) Payment by the Borrower of any and all outstanding reasonable out-of-pocket fees and expenses relating to the Loan Agreement and/or this Amendment incurred by the Lender, including, without limitation, attorney’s fees and expenses.

5.  Representations and Warranties. Each Loan Party represents and warrants to Lender that such Loan Party has the full power and authority to execute, deliver and perform its obligations under, this Amendment and the execution and delivery of this Amendment have been duly authorized by all necessary action of the stockholders, directors, members and managers, as applicable, of such Loan Party.

6.  Release and Confirmation. Each Loan Party hereby (i) reaffirms that it remains indebted to Lender without defense, counterclaim or offset and, assuming effectiveness of this Amendment, no default or Event of Default has occurred or exists under the Loan Documents, (ii) restates, and reaffirms, all of its covenants, representations and warranties set forth in the Loan Documents to the same extent as if fully set forth herein and each Loan Party hereby certifies that after giving effect to this Amendment, all such covenants, representations and warranties are true and accurate as of the date hereof and (iii) acknowledges and warrants that it does not have any claims, actions or causes of action whatsoever in law or in equity against Lender, its’ officers, directors, employees, agents, successors, subsidiaries, related companies or attorneys (for the purpose of this paragraph, collectively referred to herein as the “Lenders”) or any of them, in connection with or related to or arising from any and all transactions with Lenders, whether known or unknown, including, but not limited to, the loans, through the date of this Amendment, and each Loan Party for good and valuable consideration hereby waives, remises, releases and discharges any and all rights with respect to such claims, additions or causes of action, if any.

7.  Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

8.  References. Upon and after the date of this Amendment all references to the Loan Agreement in the Loan Documents, or in any related document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement, and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect in accordance with the respective terms thereof.

9.  Loan Documents Ratified. This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to its conflicts of law rules. All parts of the Loan Agreement and the other Loan Documents, not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Loan Documents shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail.

10. Costs and Expenses. Each Loan Party hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Loan Party specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Loan Party hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by the Loan Party, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first above written.

BORROWER:

BLONDER TONGUE LABORATORIES, INC.

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

BLONDER TONGUE FAR EAST, LLC

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

R. L. DRAKE HOLDINGS, LLC

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer

LENDER:

MIDCAP BUSINESS CREDIT LLC

By:
Name:
Title:

[Eleventh Amendment to Loan Agreement]

EXHIBIT 3

MIDCAP BUSINESS CREDIT LLC

FORM OF COMPLIANCE CERTIFICATE

To:	MidCap Business Credit LLC

433 South Main Street

West Hartford, Connecticut 06110

Attn: Steven A. Samson, President

Telecopier: (800) 217-0500

E-mail:  ssamson@midcap.com

Please refer to the Loan and Security Agreement (All Assets) dated as of October 25, 2019 (as amended, restated, supplemented or otherwise modified from time to time, (the “Loan Agreement”), among BLONDER TONGUE LABORATORIES, INC., other loan parties, and MIDCAP BUSINESS CREDIT LLC. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

I.	Reports. Enclosed herewith is a copy of the [annual/ monthly] report of Borrower as at _____________, ____ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Events of Default. Borrower further certifies to you that no Event of Default has occurred and is continuing.

III.	Financial Tests. Borrower hereby certifies and warrants to you that attached hereto as Schedule 1 is a true and correct computation as at the Computation Date of the applicable ratios and/or financial restrictions and/or financial calculations contained in the Loan Agreement.

Borrower has caused this Certificate to be executed and delivered by its chief financial officer on _________, ____.

BLONDER TONGUE LABORATORIES, INC.

By:
Name:
Title:

SCHEDULE 1 – COMPLIANCE CERTIFICATE

Computation Date: [_____________]

A.        Section 15(n) – Excess Availability (for the Computation Period, without duplication):

1.	Borrowing Base	$________

2.	Principal balance of the Revolving Note	$________

3.	Amount required to satisfy all past due obligations of Borrower (including book overdrafts and delinquent payroll taxes), and repay accounts payable to within the stated invoice terms.	$________

4.	Excess Availability (A.1 minus A.2 minus A.3)	$________

5.	Minimum Required	*$________

*[proper figure to be inserted as applicable at such time in accordance with Section 15(n)]